                                                                    EXHIBIT 4.6



                    1991 SPECIAL NON-QUALIFIED STOCK OPTION
                               (Non-Assignable)


                                              For Shares~ Shares


                          To Purchase Common Stock of

                         MEDICAL MARKETING GROUP, INC.

               Issued Pursuant to the 1991 Special Non-Qualified
       Stock Option Plan of Medical Marketing Group, Inc. (the "Plan")


         THIS CERTIFIES that as of Date~, 1992 (the "Date of Grant") Name~ (the "Optionee") was granted an option (the
"Option") to purchase at the Option Price of $Amount~ per share all or any part of type out shares~ (# of shares~ ) fully paid and non-assessable shares (the "Shares") of the common stock, $.01 par value ("Common Stock", of MEDICAL MARKETING GROUP, INC. (the "Company"), a Delaware corporation, upon and subject to the following terms and conditions:

         1. Unless other indicated herein to the contrary, capitalized terms used in this Option Certificate shall have the same meaning as used in the Plan. The Optionee is an Employee as defined in the Plan.

         2.   The Option shall be for a period of fifteen years
(the "Option Period") and shall terminate on the fifteenth (15th) anniversary of the Date of Grant unless the Option terminates sooner pursuant to the terms of the Plan or this Option
Certificate.

         3. Subject to the terms and conditions of the Plan and this Option Certificate, the Option shall vest with respect to the Shares from and after each anniversary of the Date of Grant
(each, an "Anniversary") in the respective percentages in accordance with the following schedule:


         Anniversary of Grant             Percentage
         --------------------             ----------
         First Anniversary                    15%
         Second Anniversary                   17.5%
         Third Anniversary                    20%
         Fourth Anniversary                   22.5%
         Fifth Anniversary                    25%



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The foregoing vesting is on a cumulative basis.  Notwithstanding the foregoing, the Board, the Committee or any Designated Officer may determine that the Option shall become exercisable in full or in part, whether or not it is then exercisable; provided, however, that the Option shall not become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Board, the Committee or any Designated Officer determines, in his, her or its sole discretion, merit special consideration.

         4. The Optionee (or any other person permitted to exercise the Option pursuant to the terms hereof) may exercise the Option by giving written notice of exercise to the Company at its principal business office, specifying the number of Shares for which the Option is exercised, accompanied by payment in full of the Option Price for such Shares (together with any amount required for payroll withholding tax). If the Company has established a form for notice of exercise, the Optionee shall use such form. The Company shall cause certificates for the Shares so purchased to be delivered to the Optionee or such other person permitted to exercise the Option pursuant to the terms hereof at the Company's principal business office, following receipt of the notice of exercise and payment in full of the Option Price and any required withholding taxes. Payment of the Option Price shall be made in United States dollars in the form of cash, certified check or bank draft, or, with the consent of the Committee, by delivery to the Company of fully paid Shares valued at their Fair Market Value on the date of exercise or, if the Board, the Committee or any Designated Officer so determines, by withholding Shares with respect to which the Optionee has exercised the Option having a Fair Market Value on the date of exercise equal to the sum of the Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised the Option, or any combination of such methods of payment.

         5. The unexercised portion of the Option (both vested and non-vested) shall automatically and without notice terminate and become null and void on the fifteenth anniversary of the Date of Grant, subject, however, to the following:

              5.1  Subject to the provisions of Section 5.2 and
5.3 below, the Option shall expire 30 days following the date of

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termination of the Optionee's service as an Employee or a Key
Contractor unless (i) following such termination as an Employee the Optionee is retained as a Key Contractor following such termination as a Key Contractor the Optionee is retained as a Key Employee and (ii) the Board, the Committee or any Designated Officer, in his, her or its sole discretion, elects in writing to continue the Option for the balance of the term with respect to all or any portion of the Shares covered by it (in which case the Option shall not be deemed to have terminated). Any such continuation shall not be deemed the grant of a new option.

              5.2 If the Optionee retires as an Employee with the consent of the Company, the Option (both vested and non-vested) shall expire on the date of retirement, except for any portion thereof which was otherwise exercisable on the date of retirement, which shall expire unless exercised within a period of 90 days after the date of retirement.

              5.3 If the Optionee dies while an Employee or Key Contractor or within the 30 day period following the date of termination of the Optionee's status as an Employee or Key Contractor (described in Section 5.1) or the 90 day period following retirement with the consent of the Company (described in Section 5.2), any unexercised portion of the Option which was otherwise exercisable on the date of death shall be exercisable by the representative of the estate or the heirs or legatees of the Optionee at any time within the one year period from date of death.

              5.4 If the Optionee's services with the Parent, the Company or any Subsidiary are terminated because of the Optionee's violation of his or her duties to the Parent, the Company or any Subsidiary, including but not limited to, violation of the Optionee's obligations contained in any agreement with the Parent, the Company or any Subsidiary, or the Optionee's violation of any other obligation, written or otherwise, to the Parent, the Company or any Subsidiary, as the Optionee may from time to time have, the existence of which violation shall be determined by the Board, the Committee or any Designated Officer in his, her or its sole discretion (which determination shall be conclusive), the Option shall terminate immediately as of the time of such determination and the Optionee shall have no right after such determination to exercise any portion of the Option that the Optionee might have exercised prior to such determination.

              5.5 In no event, however, shall the Option be exercisable after the expiration of fifteen years from the Date of Grant. Nothing in this Section 5 shall cause the Option to vest other than in accordance with the provisions of Section 3.

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         6.   The parties hereto acknowledge that any breach by
the Optionee of the non-competition covenant in any agreement with the Parent, the Company or any Subsidiary would cause irreparable damage to the Company. Accordingly, notwithstanding anything to the contrary contained herein, any breach or threatened breach by the Optionee of the foregoing non-competition clause shall entitle the Company, in addition to any other legal and equitable remedies available to it, to declare forfeited any and all stock options granted by the Company to the Optionee, whether or not such options have vested or been exercised. The parties further agree that upon forfeiture, the Company Is entitled to recover, and the Optionee will disgorge to the Company, any profits or proceeds acquired from the Option within the twelve months preceding such forfeiture. The forfeiture and disgorgement provisions shall survive the termination of any such agreement and thereafter expire concurrently with the expiration date set forth in the non-competition covenant. The parties acknowledge that such forfeiture and disgorgement shall constitute liquidated damages for the Optionee's breach of such non-competition covenant.

         The parties hereto understand and intend that the foregoing provisions shall be construed as separable and divisible, and the unenforceability of any restriction will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. Should any court find any provision of such agreement unenforceable, the parties hereby agree that it is their intent to narrow the scope of such provision, including, without limitation, the forfeiture provision, in order to enforce its intent to the broadest extent permissible.

          7. In case the Company is merged or consolidated with another corporation, or in case of a reorganization, separation, or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company under the Plan shall either (i) make appropriate provisions for the protection of the Option by the substitution on an equitable basis of appropriate securities of the Company, or appropriate shares or other securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or (ii) give written notice to the Optionee that the Option must be exercised, to the extent exercisable after giving due effect to Section 7.5 of the Plan, within 60 days of the date of such notice or the Option will terminate, and to the extent that the Option is not exercised within such 60-day period it shall terminate and be of no further effect.

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         8.   The Option shall not be assignable or transferable
except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as such term is defined in the Code), and the Option may not be exercised other than by the Optionee or, after the death of the Optionee, by the Optionee's personal representative, heirs or legatees.

          9. The Optionee shall have no rights as a stockholder with respect to the Shares until the date the Company has issued and delivered the Shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company, and then only as to such Shares as are actually issued and delivered to the Optionee.

          10. The Company may require the Optionee to represent to the Company, in writing, when the Option is exercised, that the Optionee is exercising the Option for the Optionee's own account for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares purchased except (i) pursuant to a registration statement filed under the Securities Act of 1933, as amended, which the Securities and Exchange Commission has declared effective, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no action" letter issued to the Optionee by the Securities and Exchange Commission. The Company may require each share certificate representing Shares to bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended, and the provisions of this Option Certificate and the Plan. Notwithstanding anything contained herein to the contrary, the Option shall not be exercisable at a time when the exercise thereof may result in the violation of any law or governmental order or regulation.

          11. The aggregate number of Shares purchasable under the Option and the Option Price for the Shares shall be proportionately adjusted, as deemed appropriate by the Board, the Committee or any Designated Officer, if the Company's shares of Common Stock are split up, converted, exchanged, reclassified, or in any way substituted for. The Board, the Committee or any Designated Officer shall also provide for appropriate adjustments of the number of Shares purchasable under the Option in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of the Option are issued, except that no such adjustment shall be made for cumulative stock dividends of 10% or less (in the aggregate) or cash dividends.

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Any such adjustment may include an adjustment of the Option Price or the number of Shares for which the Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise, or a combination thereof, as the Board, the Committee or any Designated Officer deems appropriate. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized shares of Common Stock with par value into the same number of shares without par value, or any change of the then authorized shares of common Stock with par value into the same number of shares with a different par value, the shares resulting from-any such change shall be deemed to be Shares, and no change in the number of Shares covered by the Option or in the Option Price shall take place.

          12. If the Parent, the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of the Option, the Parent, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Optionee. In any event, the Optionee shall either (i) make available to the Parent, the Company or such Subsidiary, promptly when requested by the Parent, the Company or such Subsidiary, sufficient funds or Shares (valued at Fair Market Value as of the date the tax withholding obligation arises (the "Tax Date")) to meet the requirements of such withholding, or (ii) to the extent permitted by the Board, the Committee or any Designated Officer, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a Fair Market Value as of the Tax Date which alone, or when added to funds paid to the Parent, the Company or such Subsidiary by the Optionee, equal the amount of the minimum withholding tax obligation (the "Withholding Election") and the Parent, the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Parent, the Company or such Subsidiary out of any funds or property due or to become due to the Optionee. The Optionee's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Board, the Committee or any Designated Officer. The Board, the
Committee or any Designated Officer may establish such rules and procedures as he, she or it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of the Option.

          13. If at any time the Optionee is indebted or otherwise has a repayment obligation to the Parent, the Company or any Subsidiary for any reason, the Company may in the

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discretion of the Board, the Committee or any Designated officer
(a) withhold from the Optionee (i) following the exercise of the Option, Shares issuable to the Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by the Optionee of Shares received pursuant to the exercise of the Option, amounts due to the Optionee in connection with the sale of such Shares up to the amount of indebtedness to the Company, or (b) take any substantially similar action. The Board, the Committee or any Designated Officer may establish such rules and procedures as he, she or it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 13.

          14. Nothing in the Plan or this Option Certificate shall confer (or be deemed to confer) upon the Optionee any right to continue in the employ or continue to be retained by the Parent, the Company or any Subsidiary or interfere in any way with the right of the Parent, the Company or any Subsidiary to terminate the Optionee's employment or retention at any time, with or without cause and with or without notice.

          15. Each notice relating to the Option shall be in writing and delivered in person or by certified mail to the proper address. Each notice to the Company shall be addressed to it at: MEDICAL MARKETING GROUP, INC., 100 Summit Avenue, Montvale, New Jersey 07645, Attention: Treasurer. Each notice to the Optionee shall be addressed to the Optionee at the Optionee's address set forth below. Anyone to whom a notice may be given relating to the Option may designate a new address by notice to that effect. Each notice shall be deemed to have been given on the day it was received. The Company may require that any notice be on a specified form established by the Company.

          16. The Option and this Option Certificate are issued to, and are subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Optionee hereby acknowledges by this signature below. A determination by the Board, the Committee or any Designated Officer as to any questions which may arise with respect to the interpretation of the provisions of the Option or the Plan shall be final and binding upon the Optionee. The Board, the Committee or any Designated Officer may, from time to time, authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable. The Optionee agrees to comply with all such rules, regulations and revisions. The Option shall be governed by the laws of the State of Delaware applicable to agreements made and to be fully performed therein.

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         WITNESS the signature of the Company's duly authorized
officer and the Optionee.

                              MEDICAL MARKETING GROUP, INC.



                              By:_______________________
                                 Douglas W. Wamsley
                                 Vice President - Legal

                              ACCEPTED AND AGREED TO:



                              By:_______________________
                                         Optionee


                                 (Address)

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